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EXHIBIT 99.2

Certification of Chief Financial Officer of Miracor Diagnostics, Inc.

In connection with the quarterly report of Miracor Diagnostics, Inc. (the "Company") on Form 10-Q for the quarter ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ross S. Seibert, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

(1)      the Report fully complies with the requirements of Section 13(a) or
         Section 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2002.

/s/ Ross S. Seibert
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Ross S. Seibert
Chief Financial Officer
Miracor Diagnostics, Inc.